EXHIBIT 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Sun Healthcare Group, Inc. of our report dated March 5, 2007 relating to the financial statements of Harborside Healthcare Corporation and Subsidiaries for the year ended December 31, 2006, which appears in Sun Healthcare Group's Inc. Current Report on Form 8-K dated March 12, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers

Boston, Massachusetts
July 11, 2007